EVEREST REINSURANCE HOLDINGS, INC.

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Everest Reinsurance Holding, Inc. on Forms S-8 (File No. 333-9172 and File No. 333-05771) of our report dated February 13, 1997, on our audit of the consolidated financial statements and financial statement schedules of Everest Reinsurance Holdings, Inc. as of December 31, 1996 and for the year then ended which report is included in this Annual Report on Form 10-K.


COOPERS & LYBRAND L.L.P.

New York, New York
February 13, 1997


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